Exhibit 10.34

FIRST AMENDMENT TO AMENDED AND RESTATED

THE CHEESECAKE FACTORY INCORPORATED EXECUTIVE SAVINGS PLAN

This First Amendment to the amended and restated The Cheesecake Factory Incorporated Executive Savings Plan (the “Plan”) is effective as of January 1, 2009.

A.            RECITALS

1.               The Cheesecake Factory Incorporated, a Delaware corporation (“Company”) established an unfunded deferred compensation plan, entitled “The Cheesecake Factory Executive Savings Plan”, effective October 1, 1999 (the “1999 Plan”), to provide supplemental retirement income benefits for a select group of management who are considered highly compensated employees, through deferrals of salary and bonuses, and through discretionary Company contributions. The 1999 Plan was amended by a First Amendment, effective December 1, 2000; a Second Amendment, effective October 1, 2001; a Third Amendment, effective January 1, 2003; a Fourth Amendment, effective October 1, 2004; and a Fifth Amendment, effective January 1, 2005.

2.               On July 23, 2008, the Company amended and restated The Cheesecake Factory Executive Savings Plan so that the provisions of Exhibit A to the Plan would apply only to any elective deferrals and Company Contribution Amounts contributed or vested on or before December 31, 2004 (“Plan A”) and that the provisions of Exhibit B to the Plan would apply only to any elective deferrals and Company Contribution Amounts contributed or vested on or after January 1, 2005 (“Plan B”).

3.               The Company now desires to amend Plan B as follows: (i) to clarify that the vested portion of Company Contributions may be included with Scheduled Distributions and Unforeseeable Emergency Withdrawals; (ii) an Investment Alternative designation filed by a Participant will become effective according to rules adopted by the Committee; and, (iii) a Participant may not elect to receive a Scheduled Distribution earlier than the second Plan Year after the Plan Year to which such an election applies.

4.               All capitalized terms used in this First Amendment shall have the meaning given such term in the Plan

B.            AMENDMENT

Plan B is hereby amended as follows:

1.               The second sentence of Section 3.3(b) of Plan B is deleted in its entirety and is replaced with the following:

“A Participant may change an Investment Alternative designation made under this Section 3.3 by filing an election on a form provided by the Committee, which generally will become effective according to rules adopted by the Committee.”

2.               Section 6.1(e)(1) of Plan B is deleted in its entirety and is replaced with the following new Section 6.1(e)(1):

“(1)         The Committee may, pursuant to rules adopted by it and applied in a uniform manner, pay all or any portion of the vested portion of a Participant’s Deferral Account and/or Company Contribution Account because of an Unforeseeable Emergency, to the extent permitted by Code Section 409A regulations.”

3.               The first sentence of Section 6.3(a) of Plan B is deleted in its entirety and is replaced with the following:

“A Participant may elect in accordance with this Section 6.3 to have a portion of his or her Account paid on a Scheduled Distribution Date as designated in the Participant’s Initial Election Period or during an Open Enrollment Period in his or her Distribution Election for any Plan Year, provided the Scheduled Distribution Date may not occur earlier than the second Plan Year after the Plan Year to which such an election applies.”

4.               Section 6.3(b) is added to Plan B, as follows:

“(b) Any provision of Section 6.3(a) to the contrary notwithstanding, as of January 1, 2009, any Election to receive a Scheduled Distribution, whether made prior to or subsequent to January 1, 2009, shall apply to both a Participant’s vested Company Contribution Accounts and Deferral Accounts. The forgoing notwithstanding, Company Contributions will not be included with any Scheduled Distribution made to an Executive Officer who, prior to January 1, 2009, elected to receive such Scheduled Distribution on an Election form that specified Company Contributions may not be included with such Scheduled Distribution.”

Except as herein modified, all other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 31st day of December, 2008.

The Cheesecake Factory Incorporated

By:

Its: Executive Vice President